                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 2, 2001 and Form S-3 filed with the Securities and Exchange Commission on March 12, 2002 of Hampton Roads Bankshares, Inc. of our report dated February 12, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Harrisburg, PA
March 18, 2002